NEWS RELEASE	Exhibit 99.1

Investor Contact: Cletus Glasener
(972) 946-3263
glasecl1@voughtaircraft.com

Media Contact: Lynne Warne
(972) 946-3350
warnely@voughtaircraft.com

Vought Reports Third Quarter 2004 Earnings

     DALLAS, NOV. 9, 2004 — Vought Aircraft Industries, Inc. today reported results for its third quarter and nine-month period ending September 26, 2004.

     Net sales for the third quarter 2004 were $295.3 million, a decrease of 6.0 percent compared to $314.1 million in the same period a year ago. The decrease in net sales is due mainly to lower pricing on the Boeing C-17 follow-on contract. Net loss in the third quarter 2004 of $41.6 million was impacted by changes of $31.2 million related to the consolidation of operations in Nashville, Tenn., and Stuart, Fla., to the Dallas facility. Net loss in the quarter also reflects continuing nonrecurring investment on the Boeing 7E7 program. Adjusted EBITDA, as defined by our senior secured credit agreement, for the third quarter 2004 was $30.7 million, compared to $63.7 million for the same period last year. The decrease in adjusted EBITDA is primarily the result of lower pricing on the C-17 follow-on contract.

     Net sales for the first nine months of 2004 were $884.4 million, an increase of 3.8 percent compared to $851.8 million for the same period last year due to two additional quarters in 2004 of contribution from programs that the company acquired in its purchase of The Aerostructures Corp. in July 2003, partially offset by lower delivery rates on Boeing commercial contracts and lower pricing on the C-17 program. Net loss for the nine-month period of 2004 was $80.1 million, compared to a net loss of $15.0 million for the same period a year ago. The increased loss is primarily related to lower pricing on the C-17 program, facility consolidation expenses and investment in the Boeing 7E7 program. Adjusted EBITDA for the nine-month period of 2004 was $101.9 million, compared to $147.4 million for the same period last year.

     “Our performance is in line with expectations. I am proud of the way our team is performing in this very dynamic operating environment,” said Vought’s President and Chief Executive Officer Tom Risley. “We are positioning the company for the future with our facility consolidation project, our investment in the next generation of Boeing commercial aircraft, and our new military program wins.”

     Vought Aircraft Industries, Inc. (www.voughtaircraft.com) is one of the world’s largest independent suppliers of aerostructures. Headquartered in Dallas, the company designs and manufactures major airframe structures such as wings, fuselage subassemblies, empennages, nacelles and other components

Vought Aircraft Industries, Inc.     Post Office Box 655907     Dallas, Texas 75265-5907     www.voughtaircraft.com

for prime manufacturers of aircraft. Vought has annual sales of approximately $1.2 billion and more than 6,000 employees in seven U.S. locations.

###

     This release contains forward-looking statements within the meaning of section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve known and unknown risks and uncertainties. Vought’s actual financial results could differ materially from those anticipated due to the company’s dependence on conditions in the airline industry, the level of new commercial aircraft orders, production rates for commercial and military aircraft, the level of defense spending, competitive pricing pressures, manufacturing inefficiencies, start-up costs and possible overruns on new contracts, technology and product development risks and uncertainties, availability of materials and components from suppliers and other factors beyond the company’s control.

Vought Aircraft Industries, Inc.
Consolidated Statements of Operations
($ in millions)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 26,	September 28,	September 26,	September 28,
	2004	2003	2004	2003
Net sales	$295.3	$314.1	$884.4	$851.8
Costs and expenses
Cost of sales	262.5	255.3	745.7	678.3
Selling, general and administrative expenses	64.4	58.7	190.1	168.1

Total costs and expenses	326.9	314.0	935.8	846.4

Operating Income (loss)	(31.6)	0.1	(51.4)	5.4
Other income (expense)
Non-cash income -interest rate swaps	—	2.8	—	7.6
Interest income	0.7	0.5	1.8	1.6
Interest expense	(10.7)	(13.9)	(30.5)	(29.6)

Loss before income taxes	(41.6)	(10.5)	(80.1)	(15.0)
Income taxes	—	—	—	—

Net loss	$(41.6)	$(10.5)	$(80.1)	$(15.0)

Vought Aircraft Industries, Inc.

Condensed Consolidated Statements of Adjusted EBITDA

($ in Millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	9/26/04	09/28/03	09/26/04	09/28/03
Net Income (loss)	$(41.6)	$(10.5)	$(80.1)	$(15.0)
Plus:
Interest, net	10.0	10.6	28.7	20.4
Depreciation and amortization (a)	22.5	22.7	64.6	54.6

EBITDA	(9.1)	22.8	13.2	60.0

Adjusted EBITDA
Plus:
Unusual charges – Plant consolidation and other merger & integration expenses	21.8	0.2	37.3	0.6
Loss on disposal of property, plant and equipment	0.1	—	1.6	—
Loss on disposal of capital lease (unusual item)	—	0.8	—	0.8
Closing cost from acquisition of Vought	(1.6)	—	0.8	—
Pension & OPEB Curtailment	4.3	—	16.2	—
Non-recurring investment in Boeing 7E7	6.1	—	15.1	—
Non-cash forward loss accruals	—	22.0	—	31.9
Stock Compensation	—	—	—	11.1
FAS 87 pension expense over cash contributions	7.2	4.9	7.2	4.9
Amortization of learning inventory	0.6	1.1	1.9	2.9
Amortization of stepped up inventory	1.3	11.9	8.6	35.2

Total Adjusted EBITDA	$30.7	$63.7	$101.9	$147.4

(a)	Includes $5.1 million and $11.2 million in accelerated depreciation due to restructuring for the three and nine month periods ended September 26, 2004, respectively.

Vought Aircraft Industries, Inc.

Reconciliation of Adjusted EBITDA to Net Cash

($ in Millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	9/26/04	9/28/03	9/26/04	9/28/03
Adjusted EBITDA (unaudited)	$30.7	$63.7	$101.9	$147.4
Less:
Unusual items	21.8	0.2	37.3	0.6
Non-cash expense	11.9	40.7	36.3	86.8
Non-Recurring investment in Boeing 7E7	6.1	—	15.1	—

EBITDA (unaudited)	(9.1)	22.8	13.2	60.0
Less:
Interest expense and other, net (a)	10.0	10.6	28.7	20.4
Depreciation and amortization (b)(c)	22.5	22.7	64.6	54.6

Net income (loss)	(41.6)	(10.5)	(80.1)	(15.0)
Plus:
Depreciation and amortization (c)	22.5	22.7	64.6	54.6
Stock compensation expense	—	—	—	11.1
Amortization of debt issuance costs and other	0.9	1.7	2.4	3.2
Loss on disposition of property, plant and equipment	0.1	1.4	1.6	1.6
Gain on derivative financial instruments and cumulative effect of a change in accounting principle	—	(2.8)	—	(7.6)
Change in operating assets and liabilities:
Accounts receivable	(20.9)	(14.8)	(25.6)	(9.0)
Inventories	(8.2)	(2.1)	(20.4)	17.8
Other current assets	(0.4)	(0.8)	0.3	1.1
Accounts payable	4.9	(2.6)	27.3	4.3
Accrued interest	(5.5)	—	(5.1)	—
Accrued payroll and employee benefits	6.5	7.0	0.5	(17.0)
Accrued & other liabilities	(2.2)	14.2	(4.0)	8.6
Accrued contract liabilities	18.4	(12.1)	19.8	110.1
Other assets and liabilities — long term	12.3	(1.1)	79.1	1.8

Net cash provided by operating activities	$(13.2)	$0.2	$60.4	$165.6

Net cash used in investing activities	$(13.2)	$(190.2)	$(29.5)	$(204.0)

Net cash used in financing activities	$(0.2)	$196.5	$(1.3)	$156.8

(a)	Interest expense, net includes interest rate swaps gain.

(b)	Depreciation and amortization excludes debt origination cost amortization, which is included in interest expense, net.

(c)	Includes accelerated consolidation depreciation.

Vought Aircraft Industries, Inc.
Consolidated Balance Sheets
($ in millions) (unaudited)

	September 26,	December 31,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$136.0	$106.4
Accounts receivable	140.1	114.5
Inventories	217.7	197.3
Other current assets	6.1	6.4

Total current assets	499.9	424.6
Property, plant and equipment, net	391.5	414.1
Goodwill, net	527.7	527.7
Identifiable intangible assets, net	102.3	114.9
Debt origination costs, net and other assets	16.1	18.4

Total assets	$1,537.5	$1,499.7

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable, trade	$81.6	$54.3
Accrued and other liabilities	79.4	77.7
Accrued payroll and employee benefits	46.9	46.4
Accrued post-employment benefits-current	54.1	54.1
Accrued pension-current	17.7	30.5
Capital lease obligation	1.0	1.2
Accrued contract liabilities	212.4	192.6

Total current liabilities	493.1	456.8
Long-term liabilities:
Accrued post employment benefits	490.9	477.7
Accrued pension	310.2	282.0
Long-term bank debt	295.9	295.9
Long-term bond debt	270.0	270.0
Long-term capital lease obligation	2.2	3.3
Other non-current liabilities	76.2	36.9

Total liabilities	1,938.5	1,822.6
Stockholders’ equity (deficit):
Common stock, par value $.01; 50,000,000 shares authorized, 25,015,552 and 25,012,052 issued and outstanding in 2004 and 2003, respectively	0.3	0.3
Additional paid-in capital	418.0	418.0
Shares held in rabbi trust and CMG escrow	(1.9)	(3.9)
Stockholders’ loans	(2.3)	(2.3)
Accumulated deficit	(299.5)	(219.4)
Accumulated other comprehensive loss	(515.6)	(515.6)

Total stockholders’ equity (deficit)	$(401.0)	$(322.9)

Total liabilities and stockholders’ equity (deficit)	$1,537.5	$1,499.7